UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2026

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

433 Plaza Real, Suite 275

Boca Raton, Florida 33432

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2026, Lixte Biotechnology Holdings, Inc., (the “Company”), Liora Technologies Europe Ltd, a subsidiary of Company (“Liora”) and Sidney Bruan (the “Consultant”), entered into an Allocation Deed Agreement (the “Deed”). In conjunction with the Deed, on February 13, 2026, the Company, Liora and the Consultant entered into a Consultancy Agreement (the “Consultancy Agreement”).

Pursuant to the Consultancy Agreement, the Consultant will be appointed to the board of directors of Liora and as Liora’s Chief Executive Officer. The Consultant will be paid a signing bonus of GBP 50,000 exclusive of VAT and a monthly retainer of GBP 25,000 exclusive of VAT. The Consultancy Agreement shall continue on a month-to-month basis unless terminated pursuant to the terms of the Consultancy Agreement. The Consultant’s responsibilities will include but are not limited to setting the strategic vision of Liora, managing the executive team of Liora, and reporting to the Company’s board of directors on a monthly basis to provide updates on Liora’s operations.

Pursuant to the terms of the Deed, if there is a Sale (as defined in the Deed) of the shares or business of Liora or any Liora Successor (as defined in the Deed), the Consultant shall be paid an amount equal to twenty percent (20%) of the net purchase price paid for Liora or any Liora Successor. Immediately following the closing of a Sale, the Company shall provide the Consultant with a Valuation Notice (as defined in the Deed) detailing the calculation of the payment owed to the Consultant. In the event the Consultant disagrees with the Valuation Notice, the Consultant may request a valuation by a mutually agreed upon independent valuation expert whose determination shall be final.

The Allocation Deed and Consultancy Agreement are being filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Allocation Deed and Consultancy Agreement, which are filed herewith as Exhibits 10.1 and 10.2 respectively.

Item 7.01 Regulation FD Disclosure

On February 18, 2026, the Company issued a press release announcing the appointment of Sidney Braun as CEO of Liora.

A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Allocation Deed dated February 12, 2026, between Sidney Braun, Liora Technologies Europe Ltd, and Lixte Biotechnology Holdings. Inc.
10.2	Consultancy Agreement dated February 13, 2026, between Liora Technologies Europe Ltd, and Sidney Braun.
99.1	Press Release dated February 18, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2026	LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Registrant)

	By:	/s/ Geordan Pursglove
Geordan Pursglove
Chairman of the Board and Chief Executive Officer